FISCAL 1997 EXECUTIVE BONUS PLAN


PLAN
*Company bonus plan is based on earnings before tax

*Bonus plan consists of the following levels:

                                  Earnings Before Tax                EBT %
         Lower Level:                $11,500,000                     11.5%
         Middle Level:               $13,058,000                     12.1%
         Higher Level:               $14,260,000                     12.4%

ELIGIBILITY


                          1997           1997           1997            % of
                         Lower          Middle         Higher           Total

John                    $ 60,000       $120,000       $190,000          30.0%

Dave                    $ 33,500       $ 67,000       $110,000          16.7%

Bob                     $ 40,000       $ 80,000       $130,000          20.0%

Susan                   $ 32,800       $ 65,000       $110,000          16.7%

Craig                   $ 32,800       $ 65,000       $110,000          16.7%

TOTALS                  $200,000       $400,000       $650,000         100.0%


BONUS CALCULATIONS
*If earnings before tax and EBT % goals are met, appropriate bonus dollars will be paid. If only one of these goals are met, it will be the discretion of the Board how the bonus will be paid out.

*If earnings before tax fall between the lower level and the higher level, bonus dollars will be pro-rated accordingly.

CRITERIA
*All participants will have objectives/goals established for them to achieve.

*Individual achievement of objectives, as judged by the Compensation Committee, will determine bonus payments.